Exhibit 10.1

LSI CORPORATION

2003 EQUITY INCENTIVE PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Stock Appreciation Rights, Incentive Stock Options, Restricted Stock and Restricted Stock Units. The Plan was last amended on May 9, 2012.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain employees of the Company and its Affiliates and Directors of the Company. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings:

2.1 “1934 Act” means the Securities Exchange Act of 1934.  Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Applicable Laws” means the requirements relating to equity-based awards under U. S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4 “Award” means, individually or collectively, a grant under the Plan of a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, Restricted Stock and/or Restricted Stock Units.

2.5 “Award Agreement” means a written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash Flow” means, as to any Performance Period, the Company’s or a business unit’s sum of Profit plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

2.8 “Change in Control” means the occurrence of any of the following events:

(a)           Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires beneficial ownership of stock of the Company that, together with other stock beneficially owned by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (a), the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(b)           Change in Effective Control of the Company.  A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that for purposes of this clause (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c)           Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this clause (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (c)(B)(3); provided, however, for purposes of this clause (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

2.9 “Code” means the Internal Revenue Code of 1986.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means the committee appointed by the Board to administer the Plan.

2.11 “Company” means LSI Corporation, a Delaware corporation, or any successor thereto.

2.12 “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award as “performance-based compensation” under Section 162(m) of the Code.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee, in its discretion, from time to time; provided, however, that in the case of Incentive Stock Options, “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code. “Disabled” means an individual has a Disability.

2.15 “Earnings Per Share” means, as to any Performance Period, the Company’s earnings per share, determined in accordance with GAAP or such other basis determined by the Committee.

2.16 “Effective Date” means the most recent date on which the Plan was approved or amended by the stockholders of the Company.

2.17 “Employee” means any employee of the Company or of an Affiliate.

2.18 “Exchange/Repricing Program” means a program established by the Committee under which outstanding Awards are (a) amended to provide for a lower Exercise Price or (b) surrendered or cancelled in exchange for (i) Awards with a lower Exercise Price, (ii) a different type of Award, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii).  Notwithstanding the preceding, the term Exchange/Repricing Program does not include any action described in Sections 4.3, 9, 10.5 or 10.6.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or SAR.

2.20 “Fair Market Value” means the closing price per Share on the New York Stock Exchange on the relevant date, or if the New York Stock Exchange was not open for trading on such date, the closing price per Share on the nearest day on which the New York Stock Exchange was open for trading before the relevant date, in either case, as reported by The Wall Street Journal or such other service selected in the discretion of the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “GAAP” means generally accepted accounting principles in the United States.

2.23 “Grant Date” means, with respect to an Award, the date that the Award was granted.  The Grant Date shall be no earlier than the date the Award is approved by the Committee.

2.24 “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to and does meet the requirements of Section 422 of the Code.

2.25 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.26 “Nonqualified Stock Option” means an option to purchase Shares that by its terms does not qualify or is not intended to be an Incentive Stock Option.

2.27 “Operating Income” means as to any Performance Period, the Company’s operating income, determined in accordance with GAAP or such other basis determined by the Committee.

2.28 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.29 “Participant” means an Employee or Nonemployee Director who has an outstanding Award.

2.30 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to an Award. As determined by the Committee, the Performance Goal(s) for any Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Earnings Per Share, (c) Operating Income, (d) Profit, (e) Return on Capital (f) Return on Equity, (g) Return on Sales, (h) Revenue and (i) Total Shareholder Return. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix); (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against the performance of the Company as a whole or a segment of the Company and/or (vi) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee may determine that any element(s) normally included in or excluded from the applicable measures shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants, whether or not such determinations result in any Performance Goal being measured on a basis other than GAAP.

2.31 “Performance Period” means the period, determined by the Committee in its sole discretion, during which any Performance Goals specified by the Committee with respect to an Award are to be measured.

2.32 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  As provided in Section 6, such restrictions may be based on the passage of time, the achievement of specified levels of performance, or the occurrence of other events or conditions, as determined by the Committee, in its discretion.

2.33 “Plan” means the LSI Corporation 2003 Equity Incentive Plan.

2.34 “Profit” means as to any Performance Period, the Company’s income, determined in accordance with GAAP or such other basis determined by the Committee.

2.35 “Restricted Stock” means Shares granted to a Participant pursuant to Section 6.

2.36 “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 7.

2.37 “Retirement” means a Termination of Service occurring on or after the earlier of (a) age sixty-five (65), or (b) age fifty-five (55) and the completion of ten (10) years of service with the Company or an Affiliate.

2.38 “Return on Capital” means, as to any Performance Period, Profit divided by average invested capital.

2.39 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit divided by average shareholders’ equity, determined in accordance with GAAP or such other basis determined by the Committee.

2.40 “Return on Sales” means, as to any Performance Period, the percentage equal to Profit, divided by the Revenue.

2.41 “Revenue” means as to any Performance Period, the Company’s revenues determined in accordance with GAAP or such other basis determined by the Committee.

2.42 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.43 “Section 16 Person” means a person who, with respect to Shares, is subject to Section 16 of the 1934 Act.

2.44 “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

2.45 “Shares” means shares of common stock of the Company.

2.46 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 8 is designated as an SAR.

2.47 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or if Section 424(f) of the Code is modified after the date hereof, a “subsidiary corporation” as defined in Section 424(f) of the Code.

2.48 “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or the employing Affiliate), the Company’s (or the employing Affiliate’s) fringe benefit tax liability, if any, associated with the grant or vesting of or issuance of Shares under an Award, the exercise of an option or a Stock Appreciation Right or the sale of Shares, and (c) any other Company (or employing Affiliate) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).

2.49 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

2.50 “Total Shareholder Return” means as to any Performance Period, the total return (based on change in share price and taking into account reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two (2) or more Nonemployee Directors.  Unless otherwise determined by the Board, the “Committee” shall mean the Compensation Committee of the Board.

3.2 Authority of the Committee. The Committee shall have all powers and discretion necessary or desirable to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or desirable to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, to satisfy applicable laws outside of the United States and/or for qualifying for favorable tax treatment under applicable laws outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (f) interpret, amend or revoke any such rules. Notwithstanding any contrary provision of the Plan, the Committee shall not have the authority to implement an Exchange/Repricing Program without the approval of the Company’s stockholders.

3.3 Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority, discretion and powers under the Plan to one or more Directors or employees of the Company; provided, however, that the Committee may not delegate its authority, discretion and powers with respect to the granting, amending or interpreting of Awards granted to Section 16 Persons.

3.4 Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares.  Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan on or after the Effective Date shall be 25,000,000, no more than 15,000,000 of which may be used for Awards of Restricted Stock or Restricted Stock Units. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards.  If an Award,  including an Award granted prior to the Effective Date, expires, terminates, is canceled or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  If Shares subject to an Award of

Restricted Stock or Restricted Stock Units become available again under the Plan pursuant to the preceding sentence, then those Shares will also become available for Awards of Restricted Stock or Restricted Stock Units. Upon exercise of a Stock Appreciation Right settled in Shares, the total number of Shares subject to the portion of the Award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan.  Shares that have actually been issued under the Plan pursuant to any Award will not be returned to the Plan and will not become available for future Awards; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited, such Shares will become available for future Awards.  Shares used to pay the taxes associated with, and/or Exercise Price of, an Award will not become available for future Awards.  To the extent an Award is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing provisions of this Section 4.2, and subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will be 25,000,000 Shares.

4.3 Adjustments in Awards and Authorized Shares.  In the event of any dividend (excluding any cash dividend other than an extraordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall appropriately adjust the number and class of Shares that may be made subject to Awards, the number, class, and price of Shares (or other property or cash) subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, and 8.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees or Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 4,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price.  Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Nonemployee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price less than the Fair Market Value of a Share on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the Award Agreement; or

(b) The expiration of seven (7) years from the Grant Date.

5.4.2 Committee Discretion. Subject to the limits of Sections 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options and, unless expressly determined otherwise by the Committee, to compliance with Section 409A).

5.5 Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment.  Options shall be exercised by the Participant’s delivery of a notice of exercise to the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by, or irrevocably committing to arrangements acceptable to the Company providing for, full payment for the Shares and following such procedure as the Company may specify from time to time. The notice shall be given in the form and manner specified by the Company from time to time.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notice of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (which may be by deposit in an account maintained for the Participant at the Company’s designated broker), the Shares purchased.

5.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable securities laws in the U.S. or any other country, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permit later exercise.

5.8.3 Eligible Grantees. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of seven (7) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.8.5 Leave of Absence.  For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.

SECTION 6

RESTRICTED STOCK

6.1 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees and Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant as Restricted Stock, provided that during any Fiscal Year, the sum of the number of Restricted Stock Units and Shares of Restricted Stock granted to any one Participant shall not exceed 1,000,000.

6.2 Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

6.3 Transferability.  Except as provided in this Section 6 or Sections 10.5 or 10.6, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

6.4 Other Restrictions.  The Committee, in its sole discretion, may impose such restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.4.

6.4.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and/or its affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal, state or country securities laws, or any other basis determined by the Committee in its discretion.

6.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or desirable to enable qualification of the Restricted Stock as “performance-based compensation” under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

6.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions thereon.

6.5 Removal of Restrictions.  Except as otherwise provided in this Section 6, the Shares covered by a Restricted Stock Award shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends placed under Section 6.4.3 on certificates representing the Restricted Stock for which the Period of Restriction has lapsed removed from his or her Share certificate, and the Shares shall be transferable by the Participant free of any restriction under the Plan. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or desirable to minimize administrative burdens on the Company.

6.6 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

6.7 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, those Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

6.8 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, any Restricted Stock for which restrictions have not lapsed shall be forfeited and, subject to Section 4.2, shall revert to the Company and again shall become available for grant under the Plan.

SECTION 7

RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Employees and Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Stock Units to be granted to each Participant, provided that during any Fiscal Year, the sum of the number of Restricted Stock Units and Shares of Restricted Stock granted to any one Participant shall not exceed 1,000,000.

7.2 Value of RSUs.  Each Restricted Stock Unit shall represent the right to receive one Share (or the equivalent value thereof) on such date as is specified in the Award Agreement if the conditions specified in the Award Agreement are met.

7.3 Restricted Stock Unit Agreement.  Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.4 Transferability.  Except as provided in this Section 7 or Sections 10.5 or 10.6, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

7.5 Other Restrictions.  The Committee, in its sole discretion, may impose such restrictions on Restricted Stock Units as it may deem advisable or appropriate.

7.5.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company or its Affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.5.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set performance objectives based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or desirable to enable qualification of the Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

7.6 Earning Restricted Stock Units.  After any applicable Performance Period and/or vesting period have ended and such Restricted Stock Units have otherwise become payable, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant.  After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Restricted Stock Unit.

7.7 Form and Timing of Payment.  Except as otherwise provided in this Section 7, or as may be required to comply with or avoid additional taxation to the Participant under Section 409A or as otherwise required by Applicable Laws, payment of earned Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 10.1). The Committee, in its sole discretion, may pay such earned Restricted Stock Units in cash, Shares, or a combination thereof.

7.8 Return of Restricted Stock Units to Company.  On the date set forth in the Award Agreement, any unearned Restricted Stock Units shall be forfeited and, subject to Section 4.2, again shall become available for grant under the Plan.

SECTION 8

STOCK APPRECIATION RIGHTS

8.1 Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion.

8.1.1 Number of Shares.  The Committee, in its sole discretion, shall determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than a total of 4,000,000 Shares.

8.1.2 Exercise Price and Other Terms.  The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs.  The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than the Fair Market Value of a Share on the Grant Date.  Notwithstanding the foregoing, SARs may be granted with a per Share exercise price of less than the Fair Market Value of a Share on the Grant Date pursuant to the rules of Section 5.3.3, which also shall apply to SARs.

8.2 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the numbers of SARs granted, the term of the SARs, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3 Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, Section 5.4 also shall apply to SARs.

8.4 Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)           The Fair Market Value of a Share on the date of exercise (or, if so specified in the Award Agreement, on the date immediately preceding the date of exercise) minus the Exercise Price; times

(b)           The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equal Fair Market Value on the date of exercise, or in some combination thereof.  The Company shall make such payment as soon as administratively practicable following the SAR exercise.

SECTION 9

CHANGE IN CONTROL

9.1 Change in Control.  In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the

Committee determines, which may include that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation (the “Successor Corporation”).  The Committee will not be required to treat all Awards similarly in the transaction.

9.1.1 In the event that the Successor Corporation does not assume or substitute for a Participant’s Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are part of the Award, including Shares as to which the Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units that are part of the Award will lapse, and, if the Award has performance-based vesting, all Performance Goals or other performance-based vesting criteria will be deemed achieved at target levels and all other terms and conditions will be deemed met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a merger or Change in Control, the Committee will notify the Participant in writing or electronically (which notice may be in the form of a notice on the Company’s Intranet or notice to any e-mail or postal address maintained by the Company’s Stock Administration Department for the Participant) that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

9.1.2 For the purposes of this Section 9.1, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control:

(a)           the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares);

(b)           in the case of (i) an Option, (ii) a Stock Appreciation Right upon the exercise of which the Committee determines to pay cash, or (iii) a Restricted Stock Unit which the Committee can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by the holder of a Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); or

(c)           in the case of (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Unit, the common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

9.1.3 Impact on Performance Goals. Notwithstanding anything in this Section 9.1 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a non-substantive modification to such performance goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

SECTION 10

MISCELLANEOUS

10.1 Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and, unless expressly determined by the Committee, shall comply with the requirements of Section 409A of the Code.

10.2 No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only except as may be provided by contract or applicable law.

10.3 Participation.  No Employee or Director shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

10.4 Successors.  All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.5 Limited Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that a Participant may, in a manner specified by the Committee, (a) transfer an Award to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets; provided, however, that the Participant may not transfer an Award if the transfer would, in the sole determination of the Committee, cause the Award to lose eligibility for registration under Form S-8 of the Securities Act of 1933, as amended. The transferability provisions provided in the preceding sentence shall be effective only if expressly determined by the Committee, and any transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

10.6 Beneficiary Designations.  Notwithstanding any contrary provisions of Section 10.5, the Committee, in its sole discretion, may determine that a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate. The provisions of this Section 10.6 shall be effective only if expressly determined by the Committee.

10.7 No Rights as Stockholder.  Except to the limited extent provided in Sections 6.6 and 6.7, no Participant or beneficiary shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award, unless and until such Shares shall have been issued, recorded on the records of the Company or its transfer agent or registrar, and delivered to the Participant, or beneficiary, or its nominee.

10.8 Additional Limitations. Notwithstanding any other provision of the Plan, any Award that is granted to a Participant and is intended to constitute qualified “performance-based compensation” under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as “performance-based compensation” under Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.  A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted under Section 162(m).  In determining the amounts earned by a Participant pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Duration of the Plan.  The Plan shall remain effective until no further Shares are available for distribution pursuant to Awards. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after February 9, 2022.

11.2 Amendment, Suspension, or Termination.  Notwithstanding Section 11.1, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of a Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

SECTION 12

TAX WITHHOLDING

12.1 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award or the exercise or vesting of an Award or at such earlier time as any Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations with respect to such Award.

12.2 Withholding Arrangements.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy Tax Obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, or (c) such other method(s) determined by the Committee and permitted by Applicable Laws.  The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined.  The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

SECTION 13

LEGAL CONSTRUCTION

13.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law.  The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required and to the approval of counsel for the Company with respect to such compliance and/or approvals, and Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws, rules, regulations and approvals.

13.4 Section 409A.  Unless otherwise specifically determined by the Committee, the Committee shall comply with Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 10.1 and in taking or permitting such other actions under the terms of the Plan that otherwise would result in a deferral of compensation subject to Section 409A and Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, unless otherwise specifically determined by the Committee by reference to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or comply with the requirements of Section 409A and will be construed and interpreted in accordance with such intent, and any ambiguities or ambiguous terms herein or in any Award Agreement will be interpreted to be exempt or so comply.

13.5 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).

13.6 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

13.7 Inability to Obtain Authority.  The Company will not be required to issue Shares or permit the exercise of Awards pursuant to the Plan, and shall have no liability for its failure so to do, at any time when (a) those Shares or the Shares subject to those Awards are not listed on all stock exchanges on which Shares of the same class are then listed; (b) any registration or other qualification or rule compliance of the Shares under any state, federal or foreign law or under the rules or regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental regulatory body, which the Committee will, in its absolute discretion, deem necessary or advisable, has not been obtained or completed; or (c) any approval or other clearance from any state, federal or foreign governmental agency, which the Committee will, in its absolute discretion, determine to be necessary or advisable has not been obtained.

13.8           Provisions Applicable to Options Held by Employees of a Subsidiary in China. Notwithstanding any contrary provision in the Plan or any Award Agreement for an Option, in the event of a Participant’s Termination of Service by reason of death or Disability, if the Participant is employed by a Subsidiary in China, then the Option shall remain exercisable until the earlier of the original expiration date of the Option and six months following the date of the Termination of Service.